EXHIBIT 23

PARITZ & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

                         CONSENT OF INDEPENDENT AUDITORS

      We have issued our report dated March 14, 2004, accompanying the financial statements of Trimol Group, Inc. to be contained in the Annual Report on Form 10-KSB (the "10-KSB") for Trimol Group, Inc., a Delaware corporation, for its fiscal year ended December 31, 2003. We consent to the use of the aforementioned report in the 10-KSB and to the use of our name as it appears therein.


                                 /s/ Paritz & Company, P.A.
                                 -----------------------------------------
                                 PARITZ & COMPANY, P.A.
                                 Certified Public Accountants

                                 April 14, 2004


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